UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2006

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

326 Third Street
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2006, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant”), through four wholly owned single purpose subsidiaries (the “Owners”) of LVP Michigan Multifamily Portfolio LLC (“LVP MMP”), acquired four apartment communities in suburban Michigan (the “Properties”) from Home Properties, L.P. and Home Properties WMF I, LLC (collectively, the “Seller”). The Seller is not affiliated with the Registrant or its subsidiaries. Lightstone Value Plus REIT LP, the REIT's operating partnership (the “Partnership”), holds a 99% membership interest in LVP MMP, while the Registrant holds a 1% membership interest in LVP MMP.

The Properties are four apartment communities located in suburban Michigan. The aggregate acquisition price for the Properties was approximately $44.2 million, including acquisition-related transaction costs. Approximately $4.6 million of the acquisition cost was funded with offering proceeds from the sale of the Registrant’s common stock and approximately $39.6 million was funded with a $40.7 million fixed rate loan secured by all of the Properties (see Item 2.03 for a description of the loan). Additional loan proceeds were used to fund escrows of approximately $1.1 million for future capital improvements, real estate taxes and insurance.

The Registrant does not intend to make significant renovations or improvements to any of the Properties. Management of the Registrant believes that the Properties are adequately insured. A brief description of each Property follows.

Carriage Hill Apartments

Approximately $7.3 million of the total purchase price and $7.0 million of the total loan amount was allocated to the acquisition by Carriage Hill MI LLC of Carriage Hill Apartments, which has an appraised value of $9.4 million. Built in 1965, Carriage Hill Apartments is a multifamily apartment complex consisting of 168 units in suburban Dearborn Heights, Michigan. The community consists of seven two-story brick buildings on a ten acre landscaped setting and includes numerous amenities. Its apartment units have an average size of 783 square feet and include 69 one-bedroom units and 99 two-bedroom units. As of June 22, 2006, the Property had a 91.7% occupancy rate.

Carriage Park Apartments

Approximately $11.3 million of the total purchase price and $11.0 million of the total loan amount was allocated to the acquisition by Carriage Park MI LLC of Carriage Park Apartments, which has an appraised value of $14.6 million. Built in 1966, Carriage Park Apartments is a multifamily apartment complex consisting of 256 units in suburban Dearborn Heights, Michigan. The community consists of ten two-story buildings on nearly 13 landscaped acres, and includes numerous amenities. Its apartment units have an average size of 778 square feet and include 129 one-bedroom units and 127 two-bedroom units. As of June 22, 2006, the Property had a 93.4% occupancy rate.

Macomb Apartments

Approximately $8.5 million of the total purchase price, and $8.2 million of the total loan amount, was allocated to the acquisition by Macomb Manor MI LLC of Macomb Apartments, which has an appraised value of $10.9 million. Built in 1968, Macomb Apartments is a multifamily apartment complex consisting of 217 units in suburban Roseville, Michigan. The community consists of ten two-story brick buildings on a 13 acre landscaped setting and includes numerous amenities. Its apartment units have an average size of 829 square feet and include 72 one-bedroom units and 145 two-bedroom units. As of June 22, 2006, the Property had a 91.2% occupancy rate.

Scotsdale Apartments

Approximately $15.1 million of the total purchase price, and $14.5 million of the total loan amount, was allocated to the acquisition by Scotsdale MI LLC of Scotsdale Apartments, which has an appraised value of $19.4 million. Built in 1972, Scotsdale Apartments is a multifamily apartment complex consisting of 376 units in suburban Westland, Michigan. The community consists of 32 two-story brick buildings on a 26 acre landscaped setting and includes numerous amenities. Its apartment units have an average size of 761 square feet and include 186 one-bedroom units and 190 two-bedroom units. As of June 22, 2006, the Property had a 95.2% occupancy rate.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2006, in connection with the acquisition of the Properties, the Owners obtained a $40.7 million fixed rate mortgage loan (the “Loan”) from Citigroup Global Markets Realty Corp. ("Citigroup"). The Loan has a 30 year amortization period, matures in 10 years, bears interest at a fixed rate of 5.96% per annum and requires monthly installments of interest only through the first 60 months, and monthly installments of principal and interest throughout the remainder of its stated term. The Loan will mature on July 11, 2016, at which time a balance of approximately $37.9 million will be due, assuming no prior principal prepayment. Although the loan amount was allocated among the Properties as set forth in Item 2.01 above, the full loan amount is secured by all of the Properties. Except as described below, the Loan is non-recourse to the Registrant, the Partnership and LVP MMP.

In connection with the Loan, the Registrant and the Partnership (the “Guarantors”) guaranteed payment of losses that Citigroup may sustain as a result of fraud, misappropriation or other acts of misconduct by one or more Owners and/or its respective principals or affiliates.

Item 7.01 Regulation FD Disclosure.

On July 6, 2006, the Registrant issued a press release to announce its acquisition of the Properties. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(a)
Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real properties described in Item 2.01 at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before August 14, 2006, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See Paragraph (a) above.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: July 6, 2006	By:	/s/ Michael Schurer
Michael Schurer Chief Financial Officer and Treasurer